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                                                                EXHIBIT 16

[LEMASTER & DANIELS PLLC LETTERHEAD]



February 6, 1997


Securities and Exchange Commission
Washington, D.C. 20549

Re: Bionutrics

Dear Sir or Madam:

We have read Item 14 of the Form 10 of Bionutrics as filed with the Commission and agree with the statements contained therein.

Very truly yours,

/s/ LeMASTER & DANIELS PLLC
----------------------------
LeMaster & Daniels PLLC